Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sirona Dental Systems, Inc.:

We consent to the incorporation by reference of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting, which reports appear in the September 30, 2008 annual report on Form 10-K of Sirona Dental Systems, Inc., herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Frankfurt, Germany

May 4, 2009